SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 __________

                                 FORM 8-A/A

                              (AMENDMENT NO. 4)

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             UNISYS CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)


              Delaware                            38-0387840
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(State of Incorporation or Organization)        (IRS Employer
                                             Identification No.)


  Township Line and Union Meeting Roads
  Blue Bell, Pennsylvania                             19424
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(Address of principal executive offices)            (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class            Name of Each Exchange on Which
    to be so Registered            Each Class is to be Registered
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Preferred Share Purchase Rights        New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                         None
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                    (Title of Class)

        The undersigned registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A dated March 11, 1986 (as previously amended by Amendment Nos. 1, 2 and 3 thereto), as set forth herein.

Item 1.    Description of Registrant's Securities to be Registered.

    A final paragraph is added to Item 1 as follows:

    On February 22, 1996, the Board of Directors of the Company extended the expiration of the Rights from March 17, 1996 to March 17, 2001. Accordingly, all references in this Registration Statement to "March 17, 1996" shall be deemed to refer to March 17, 2001. Amendment No. 1 to the Rights Agreement, which effects this change, is an exhibit hereto.

Item 2.    Exhibits.

    The Exhibit Index is amended to add the following exhibit:

    1.    Amendment No. 1, dated as of February 22, 1996, to the
Rights Agreement, dated as of March 7, 1986, between Unisys
Corporation (then named Burroughs Corporation) and Harris
Trust Company of New York, as Rights Agent (Incorporated by reference to Exhibit 4 of the registrant's Current Report on Form 8-K dated February 22, 1996).

                                SIGNATURE
                                ---------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 26, 1996

                            UNISYS CORPORATION

                            By: /s/ Harold S. Barron
                                ------------------------------
                                Harold S. Barron
                                Senior Vice President,
                                  General Counsel and
                                  Secretary

                                EXHIBIT INDEX
                                -------------
Exhibit
No.

1. Amendment No. 1, dated as of February 22, 1996, to the Rights Agreement, dated as of March 7, 1986, between Unisys Corporation (then named Burroughs Corporation) and Harris Trust Company of
New York, as Rights Agent (Incorporated by reference to
Exhibit 4 of the registrant's Current Report on Form 8-K dated
February 22, 1996).